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                                    CLAREMONT
                              Consulting Group, lnc.

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this 5th day of February 1993 by and between Claremont Consulting Group, Inc., an Oregon corporation, ("Corporation") and Stephen Hawley, ("Employee").

     The parties agree as follows:

     Section 1. CIRCUMSTANCES. The Corporation is an Oregon corporation engaged in the business of computer applications consulting and related functions which are performed on a project basis. Employee is experienced and knowledgeable in the business of computer applications development or in support functions. The Corporation desires to initiate employment or continue employment with the Employee upon the terms and conditions set forth here and set forth in the Company's EMPLOYEE GUIDELINES (policies) which are updated from time to time and the Employee desires to accept such employment.

     Section 2. EMPLOYMENT. The Corporation employs the Employee and the Employee accepts employment with the Corporation to perform duties for the Corporation as determined solely by the Corporation. Employee shall promote, to the extent permitted by law, the business of the Corporation by establishing and maintaining good rapport and appropriate professional relationships with fellow employees and corporate clients.

     Section 3. COMPENSATION. It is intended that the total of Employee's compensation, including annual salary, bonus, and any available benefits, shall reflect reasonable compensation to Employee for services rendered to the Corporation.

     The Employee's compensation (exclusive of director's fees, if any) during the term of this Agreement shall be:

     3.1 The employee will receive a base annual salary, paid every other week. There will be a salary and performance review in accordance with company policy in place at that time.

     3.2 The right to receive or participate in company-wide fringe benefits both taxable and tax-qualified, including, but not limited to, insurance programs and pension or bonus plans or both provided Employee is otherwise eligible.

     3.3 All direct compensation shall be subject to the customary withholding of Federal, State and local income taxes and other employment taxes.

     3.4 On voluntary termination there is no severance pay but Employee shall be paid for all earned vacation through the termination date.

     Section 4. FACILITIES AND EXPENSES. The Corporation shall provide and maintain such facilities, equipment, supplies, and staff necessary for the Employee's performance of Employee's duties under this Agreement.

     The Employee shall provide, maintain, and use when appropriate a personal home telephone and other personal facilities and equipment reasonably needed in connection with Employee's employment.


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     The Employee will be reimbursed for travel and other business expenses pursuant to the policy of the Corporation then in effect.

     Section 5. DUTIES. The Employee is employed to actively carry out the business of the Corporation and shall perform such duties as determined solely by the Corporation. All work performed by the Employee shall be subject to review by the Corporation. The Corporation shall determine what days as well as how many hours during the day the Employee shall perform assigned duties. The Corporation shall direct, control, and supervise in detail the duties to be performed, the manner of performing such duties, and the time for performing such duties in all cases.

     Section 6. EXCLUSIVE EMPLOYMENT. The Employee's full time and best efforts shall be devoted to the performance of the employment duties under this Agreement. During the term of this Agreement, the Employee shall not at any time or place, either directly or indirectly, accept other employment. Reasonable amounts of volunteer non-paid work may be done by the Employee as long as such commitments do not materially interfere with Employee's obligation.

     Section 7. VACATIONS, HOLIDAYS, AND SICK LEAVE. Employee shall be entitled to vacation, holidays, and sick leave in accordance with current Claremont EMPLOYEE GUIDELINES. Employee shall not receive compensation or disability pay if Employee becomes disabled, other than pursuant to the sick pay policy and disability insurance policy of Corporation.

     Section 8.  TERM.

     8.1 This Agreement and the Employee's employment shall be effective upon receipt by Employee of the "Starting Date" to be determined solely by the Corporation or upon date signed by a current employee.

     8.2 This Agreement and the Employee's employment for Corporation shall terminate for any reason upon two weeks written notice by either party, as the employment is "at will."

     Section 9. RELATIONSHIP BETWEEN PARTIES. The parties recognize that the Board of Directors of the Corporation shall direct the business affairs of the Corporation and the officers shall manage the Corporation. The relationship between the Corporation and the Employee shall be that of Employer and Employee. The Employee shall have no authority to enter into any contracts binding upon the Corporation or to create any obligations on behalf of the Corporation without written authorization from the Corporation. All fees, compensation and other things of value charged by the Corporation and received or realized as a result of services by the Employee shall belong to and be paid and delivered to the Corporation.

     Section 10. ASSIGNMENT. This Agreement is personal to the Corporation and Employee and neither party may assign or delegate any of its rights or obligations without first obtaining written consent of the other party.

     Section 11. NOTICES. Any notice given under the Agreement shall be sufficient if in writing and mailed by either registered or certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business and to the Employee at his last known resident address.

     Section 12. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.



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     Section 13. CONFIDENTIALITY.

     13.1 "Definitions": The following definitions apply to this Section 13:

          13.1.1 "Confidential Information" means:

                         a.   information (i) disclosed to or known by Employee
as a consequence of or through his or her employment with Corporation, (ii) not generally known outside the Corporation, and (iii) which relates directly or indirectly to Corporation's business;

                         b.   any formula, pattern, device or compilation of
information which is used in the Corporation's business and which gives the Corporation an opportunity to obtain an advantage over competitors of Corporation that do not know or use such information;

                         c.   "trade secrets" as defined in Section 646.461(f)
of the Oregon Revised Statutes, as amended; and

                         d.   Corporation's or client's methods, programs,
operations, client lists, identity of client representatives, identity of service performed for any client by Corporation, identity of Employees and consultants employed by Corporation and any financial information pertaining to Corporation or any current or former client of Corporation.

          13.1.2 "Invention" means any new or useful art, discovery, contribution, finding, or improvement, whether or not patentable, and all related know how.

     13.2 Employee agrees to keep secret and not to disclose any Confidential Information of the Employer, including information received in confidence by the Corporation from others either during or after Employee's employment with the Corporation, except upon written consent of the Corporation. It is understood that Confidential Information or Inventions of the Corporation includes matters that Employee conceives or develops, as well as matters Employee learns from other Employees, agents, or clients of the Corporation. Employee will not, except as Corporation may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, or publish any Confidential Information or information relating to an Invention of Corporation or authorize anyone else to do these things at any time either during or after employment with Corporation.

     13.3 Section 13 of this Agreement shall continue in full force and effect after termination of Employee's employment. Employee's obligations under this Section shall cease with respect to any specific item of Confidential Information or Invention when such specific item becomes publicly known except as the result of a breach of this Section.

     13.4 The remedies provided for the breach of this Section 13 shall be in addition to, and not in lieu of, The Uniform Trade Secrets Act as it may be amended and shall be in addition to, and not in lieu of, the rights and remedies provided under any other local, state or federal law.

     Section 14. NON-COMPETITION DURING EMPLOYMENT. While employed by the Corporation, Employee shall not directly or indirectly compete with Corporation in the area of consulting or the development, production, marketing or servicing of any product or service with which the Corporation is involved during Employee's employment with Corporation, nor shall Employee aid or become associated in any way with others involved in such acts.



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     Section 15. NON-COMPETITION AFTER TERMINATION.

     15.1 Except as provided in Paragraph 15.2 of this Section 15, for the one year period following the termination of Employee's employment with the Corporation, Employee agrees not to accept employment, directly or indirectly, and in any capacity with any client of Corporation for which the Employee has performed any service for the Corporation during the preceding one year period. For the purposes of this Agreement, acceptance of employment includes all direct or indirect forms of employment, including, but not limited to, employment as an Employee or independent contractor or participation as a shareholder, partner, sole proprietor, officer, director, Employee, independent contractor or consultant of any business performing services for said client of a type provided to client by Corporation. For the purposes of this Agreement, a client of Corporation includes any client that Employee is providing services for at the time of termination of employment of Employee or any former client that Employee has provided services for within twelve (12) months prior to the termination of Employment with Corporation.

     15.2 Corporation agrees to waive the provision of Section 15.1 if the client seeking to employ the Employee enters into an Agreement with Corporation.

     15.3 If Employee breaches this Section, Employee will pay Corporation a sum equal to thirty percent (30%) of all consideration directly or indirectly generated from the client to Employee or its affiliates. Corporation may, at its option, disclose this provision to such a client.

     Section 16. MISCELLANEOUS.

     16.1 All of the covenants, agreements, conditions and terms contained in this Agreement shall be binding upon, apply and inure to the benefit of the successors and assigns of the respective parties.

     16.2 No waiver of any right arising out of a breach of any covenant, term or condition of this Agreement shall be a waiver of any right arising out of any other or subsequent breach of the same or any other covenant, term or condition or a waiver of the covenant, term or condition itself.

     16.3 The parties acknowledge:

          16.3.1 the special nature of the business in which Corporation is engaged;

          16.3.2 the difficulty of determining monetary damages in the event of a breach of this Agreement; and

          16.3.3 the parties will be irreparably damaged in the event of a breach of this Agreement,

          Therefore, the parties agree that in the event of any breach or threatened breach of Sections 13, 14, or 15 of this Agreement by Employee, Corporation may bring an action at law or a suit in equity to obtain redress, including specific performance, injunctive relief, or any other available equitable remedy. Legal differences will be settled in the courts of law in the State of Oregon. Time and strict performance are of the essence of this Agreement. Such remedies shall be cumulative and exclusive and shall be in addition to any other remedy which the Corporation may have.

     16.4 This Agreement constitutes a final and complete statement of the agreement between the parties and fully supersedes all prior agreements or negotiations, written or oral, except as stated.



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     16.5 Each of the parties acknowledges that each party has thoroughly reviewed this Agreement and has had the opportunity to be represented by counsel in connection with the execution of this Agreement. The rule of construction that a written agreement is construed against the party preparing or drafting such agreement shall specifically not be applicable to the interpretation of this Agreement.

     16.6 If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

     16.7 The applicable law for the purpose of interpretation of this Agreement or the enforcement of any rights or obligations shall be the laws of the State of Oregon.

     IN WITNESS WHEREOF the parties set their hands and seals the day and year first written hereinabove.

CORPORATION:                                 EMPLOYEE:

CLAREMONT CONSULTING GROUP, INC.

/s/ P.K. Jones                               /s/ Stephen Hawley
- ------------------------------------         ----------------------------------
Pamela K. Jones                              Stephen Hawley
Vice President of Human Resources

5 February 1993                              February 17, 1993
- -----------------------------------          ----------------------------------
Date                                         Date



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